                        --------------------------------
                        Dated                       1997

                           DIAGNOSTIC DEVELOPMENT AND
                           COMMERCIALISATION AGREEMENT


                 BIOTA SCIENTIFIC MANAGEMENT PTY LTD ("BIOTA")
                                       AND
                            BIOSTAR, INC. ("BIOSTAR")





                            MALLESONS STEPHEN JAQUES
                                   SOLICITORS

                                     RIALTO
                               525 COLLINS STREET
                               MELBOURNE VIC 3000
                            TELEPHONE (03) 9619 0619
                               FAX (03) 9614 1329
                                DX I01 MELBOURNE
                                REF: D NICHOLSON
                               MEL_CORP/0050360.01


* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

                                TABLE OF CONTENTS

                                                                                                                 PAGE

1.       INTERPRETATION...........................................................................................2
2.       DEVELOPMENT PROJECT......................................................................................9
3.       FUNDING OF DEVELOPMENT PROJECT..........................................................................10
4.       FDA CLEARANCE...........................................................................................11
5.       MANUFACTURE OF DIAGNOSTIC...............................................................................11
6.       SUPPLY OF COMPOUNDS.....................................................................................15
7.       MARKETING, SALE AND DISTRIBUTION OF DIAGNOSTIC..........................................................15
8.       MARKETING/TRADE DRESS...................................................................................17
9.       SECOND GENERATION DIAGNOSTIC............................................................................18
10.      PROFITS.................................................................................................18
11.      BIOTA IP................................................................................................19
12.      FOREGROUND IP...........................................................................................21
13.      BIOSTAR IP..............................................................................................22
14.      PUBLICATION OF DEVELOPMENT PROJECT RESULTS AND OTHER INFORMATION........................................24
15.      CONFIDENTIALITY.........................................................................................24
16.      TERM AND TERMINATION....................................................................................26
17.      INDEMNITY...............................................................................................28
18.      FURTHER COLLABORATION...................................................................................29
19.      TAXATION................................................................................................29
20.      RELATIONSHIP OF PARTIES.................................................................................30
21.      NOTICES.................................................................................................30
22.      ASSIGNMENT..............................................................................................31
23.      WAIVER AND VARIATION....................................................................................31
24.      REMEDIES CUMULATIVE.....................................................................................31
25.      FURTHER ASSURANCES......................................................................................31

26.      SUPERVENING LEGISLATION.................................................................................32
27.      SEVERABILITY............................................................................................32
28.      ENTIRE AGREEMENT........................................................................................32
29.      GOVERNING LAW...........................................................................................32
30.      ARBITRATION OF PAYMENTS.................................................................................32
31.      PUBLICITY...............................................................................................33


SCHEDULE 1.......................................................................................................34
SCHEDULE 2.......................................................................................................38
SCHEDULE 3.......................................................................................................40
SCHEDULE 4.......................................................................................................44
SCHEDULE 5.......................................................................................................45
SCHEDULE 6.......................................................................................................46
SCHEDULE 7.......................................................................................................47
SCHEDULE 8.......................................................................................................49
SCHEDULE 9.......................................................................................................50


                                      ii.

                           DIAGNOSTIC DEVELOPMENT AND
                           COMMERCIALISATION AGREEMENT

DATE:          This Agreement is made on 23 May, 1997.

PARTIES: BIOTA SCIENTIFIC MANAGEMENT PTY LTD a company incorporated in the State of Victoria and having its registered office at Level 4, 616 St. Kilda Road, Melbourne, Victoria, Australia ("Biota").

               BIOSTAR, INC. a company incorporated in the State of Delaware, United States of America, and having its principal place of business at 6655 Lookout Road, Boulder, Colorado 80301, United States of America ("BioStar").

RECITALS:      A.   Biota possesses skill and expertise and has information in relation to influenza treatment and diagnosis, structure based anti-viral drug design and discovery, Compounds
                    (defined in clause 1.1) and related chemistries having diagnostic and therapeutic applications and other Biota business, financial and technical activities.

               B. BioStar possesses skill and expertise in the development, manufacturing, commercialization and marketing of diagnostic products and has information in relation to technologies with diagnostic applications for point of care use, in particular its Optical Immunoassay Technology (defined in clause 1.1) and antibody know-how.

               C. Biota and BioStar entered into a Diagnostic Project Research Agreement as of 9 September 1996 (the "Diagnostic Project Research Agreement") pursuant to which the parties agreed to collaborate in carrying out a project to determine whether BioStar's proprietary technologies with diagnostic applications could be used in conjunction with the Compounds and Biota's proprietary chemistries for the detection of influenza (the "Project").

               D. The goals of the Project described in schedule 1 of the Diagnostic Project Research Agreement have been met and Biota now wishes to further develop and commercialize a Diagnostic in accordance with the goals and specifications set out in schedule 3.

               E. The parties have agreed to collaborate in carrying out a Development Project to further develop the Diagnostic and in the event of the success of that work to commercialize the Diagnostic in accordance with the terms and conditions of this Agreement.


                                       1.

OPERATIVE PROVISIONS

1.   INTERPRETATION

     1.1       In this Agreement, unless a contrary intention appears:

     AGREEMENT means this agreement including the recitals, schedules and annexures attached hereto, which are deemed to be incorporated into this agreement.

     ANTIBODY means any antibody developed or used in the course of carrying out the Project or the Development Project which could be used in the capture or detection of the influenza virus.

     BIOSTAR DISTRIBUTION ALLOWANCE means a percentage of BioStar's Gross Sales Revenue calculated in accordance with Schedule 7.

     BIOSTAR IP means any and all Intellectual Property:

               (a) disclosed by BioStar to Biota in the course of the Project, the Development Project or the manufacture, sale or distribution of the Diagnostic; or

               (b) owned by BioStar or licensed to BioStar which BioStar disclosed to Biota for the purposes of the Project or discloses to Biota for the purposes of the Development Project or for the manufacture, sale or distribution of the Diagnostic, including BioStar's Optical Immunoassay Technology and antibody know-how; or

               (c) created, discovered or coming into existence or arising as a result of the Project, the Development Project or in connection with the manufacture, sale or distribution of the Diagnostic; or

               (d) learned by Biota or BioStar in the course of carrying out the Project or the Development Project or in connection with the manufacture, sale or distribution of the Diagnostic,

provided that, in the case of paragraphs (c) and (d), the Intellectual Property is related directly to BioStar's Optical Immunoassay Technology or an antibody approach to a diagnostic not incorporating a Compound or a Compound conjugate or combination and not constituting Project IP (as defined under the Diagnostic Project Research Agreement) or Foreground IP.

     BIOTA DISTRIBUTION ALLOWANCE means a percentage of Biota's Gross Sales Revenue relating to the sale of the Diagnostic in the US calculated in accordance with Schedule 7.

     BIOTA GROUP means Biota Holdings Limited and any of its subsidiaries (as defined in Division 6 of Part 1.2 of the Corporations Law).


                                       2.

     BIOTA IP means any and all Intellectual Property:

               (a) disclosed by Biota to BioStar in the course of carrying out the Project, the Development Project or the manufacture, sale or distribution of the Diagnostic;

               (b) owned by Biota or licensed to Biota which Biota brought to the Project or brings to the Development Project or discloses to BioStar for use in the manufacture, sale or distribution of the Diagnostic; or

               (c) constituting Project IP.

     BREACH DATE has the meaning given in clause 5.5.

     COMMERCIALIZATION PLAN means a plan for the commercialization of the Diagnostic in the form set out in Schedule 8.

     COMPOUND-BASED ASSAY means an assay incorporating a Compound or Compounds.

     COMPOUNDS means those compounds listed in Schedule 4 and any compounds specific for influenza detection:

               (a) synthesized or produced in the course of carrying out the Project or the Development Project;

               (b) brought to the Project or the Development Project by Biota either at the start or during the course of the Project or the Development Project; or

               (c) resulting from modifications or changes to any such compounds, but does not include antibodies or antibody like molecules unless such antibodies or antibody like molecules are combined or conjugated with such compounds.

     CONFIDENTIAL INFORMATION of a Disclosing Party means any information and know-how including Biota IP, BioStar IP or Foreground IP, as the case may be, (except information described in clause 15.2):

               (a) disclosed by the Disclosing Party to the Disclosee;

               (b) learned by the Disclosee as a result of or in relation to the Project, Development Project or the manufacture, sale or distribution of the Diagnostic; or

               (c) concerning this Agreement (including the terms of this Agreement), the Diagnostic Project Research Agreement or any other agreement executed or proposed between the parties or the negotiations between the parties


                                      3.

relating to this Agreement or any such other agreement.

     CORPORATIONS LAW means the Corporations Law of the State of Victoria, Australia.

     COST OF GOODS includes all costs directly incurred by a party in producing goods (Diagnostic or Compounds, as the case may be) including the cost of raw materials (including GG167 chemicals), actual cost of all direct labor and any administrative costs related to such manufacture, such administrative costs to be determined in a manner which is consistent with generally accepted Australian accounting principles.

     DEVELOPMENT BUDGET means the budget for the Development Project set out in
Schedule 2, as varied from time to time by mutual agreement of the parties under clause 3.2.

     DEVELOPMENT PROJECT means the collaborative project which is to be undertaken by the parties as described in Recital E and the Development Work Plan.

     DEVELOPMENT WORK PLAN means the work plan for the Development Project set out in Schedule 1, as varied from time to time by mutual agreement of the parties under clause 2.1.

     DIAGNOSTIC means a device or procedure which incorporates one or more Compounds, Antibodies, Antibody-like molecules or Ligands for use in, or in connection with diagnosing viral influenza.

     DIAGNOSTIC PATENTS means any Patent or Patent Applications now or hereafter applied for, granted to or made by Biota or BioStar in respect of the Diagnostic or the Intellectual Property in the Diagnostic and any continuations, continuations in part division, registrations, confirmations, re-issues, renewals or extensions of term thereof.

     DIAGNOSTIC PROJECT RESEARCH AGREEMENT means the agreement described as such in recital C.

     DISCLOSEE means the party to whom Confidential Information or Intellectual Property is disclosed or the party which learns the relevant Confidential Information from the other party.

     DISCLOSING PARTY means the party which discloses Confidential Information or Intellectual Property to the other party or from whom information is learned directly or indirectly.

     DISTRIBUTION ALLOWANCE means the Biota Distribution Allowance or the BioStar Distribution Allowance, as relevant.

     DUE DATE has the meaning given in clause 5.4.


                                      4.

     FDA means the Food and Drug Administration of the US (or any replacement or successor body).

     FDA CLEARANCE OF THE DIAGNOSTIC means formal FDA clearance of the sale and use of the Diagnostic for the diagnosis of influenza in the US.

     FDA APPROVAL OF GG167 means formal FDA approval to the use of the compound GG167 (Zanamivir) for therapeutic purposes in the treatment of influenza in the US.

     FORCE MAJEURE means acts of gods, fire, lightening, explosions, flood, subsidence, insurrection or civil disorder or military operations; government restraint, expropriation, prohibition, intervention, direction or embargo.

     FOREGROUND IP means any and all Intellectual Property:

               (a) created, discovered, coming into existence or arising from the carrying out of the Development Project or the manufacture, sale or distribution of the Diagnostic; or

               (b) learned by Biota or BioStar from the Development Project, (including the results of any evaluation or testing carried out pursuant to the Development Project) or the manufacture, sale or distribution of the Diagnostic, including without limitation, any and all Intellectual Property which:

               (c) relates to the structure, manufacture, use, synthesis or properties of Compounds or combinations or conjugates of Compounds;

               (d) relates to the therapeutic or diagnostic application of Compounds or combinations or conjugates of Compounds; or

               (e) is derived directly or indirectly from the use or application of Glaxo IP; but excluding any and all Intellectual Property which directly relates to BioStar IP.

     [                                      *
                                                                ]

     GLAXO GROUP means any or all of Glaxo Wellcome plc, Glaxo Group Limited, Glaxo Wellcome Australia Ltd, Glaxo Research and Development Limited and their related bodies corporate from time to time.

     GLAXO IP means any and all Intellectual Property owned or possessed by Glaxo Group which Glaxo Group has disclosed or discloses to the Biota Group or BioStar for the purposes of, or in the course of the

                                      5.

Project or the Development Project or the manufacture, sale or distribution of the Diagnostic.

     GROSS SALES REVENUE means all amounts or revenue received, receivable or derived by a party from the sale of the Diagnostic to a third party, provided that for these purposes any sales not made in an arms length, bona fide, commercial transaction will be deemed to have been at the standard commercial price list rates of the selling party for the Diagnostic, or, if none, at the fair market price.

     INDEPENDENT AUDITOR means the person appointed as auditor jointly by Biota and BioStar for the purposes of clause 10.6 or if they do not agree on the person to be appointed within 7 days of the end of the first Sales Year, the accountant appointed by the President of the Australian Institute of Chartered Accountants (Victorian Branch) at the request of either Biota or BioStar.

     INTELLECTUAL PROPERTY includes:

               (a) inventions, patents, copyright works and other subject matter, trade dress, designs, trade marks, trade names, logos and get up, circuit layouts, business or marketing plans, trade secrets and confidential information;

               (b) ideas, concepts, processes, techniques, software products and know-how; and

               (c) all rights conferred under statute, common law and equity in and in relation to any of the above.

     LIBOR means:

               (a) if not less than two rates for 90 day loans are displayed on Reuters page "LIBO" at or around 11:00 am (London time) on the business day before the day on which this Agreement terminates under clause 16.4, the arithmetic mean (expressed as a rate per cent per annum and rounded up to five decimal places) of not less than two of those rates selected by Biota; or

               (b) if Biota is unable to determine a rate under paragraph (a) because an insufficient number of rates are displayed, the rate (expressed as a rate per cent per annum and rounded up to three decimal places) specified in good faith by Biota at or around that time having regard, to the extent possible, to the offer rates otherwise quoted to Biota for loans equal to the amount due over a 90 day period at or around that time;

     LIGAND means any atom, ion or molecule that can complex with a target molecule and is capable of being detected.

                                      6.

     MINIMUM SALES VOLUME means the minimum sales volume of Diagnostic to be achieved by BioStar during the term of this Agreement as set out in Schedule 6.

     OPERATING MARGIN of a party means all Gross Sales Revenue of that party less:

               (a) the Cost of Goods of that party, provided that for these purposes any sales not made in an arms length, bona fide, commercial transaction will be deemed to have been at the standard commercial price list rates for the Diagnostic, or, if none, at the fair market price; and

               (b) any Distribution Allowance to which the relevant party is entitled.

     OPTICAL LIMMUNOASSAY TECHNOLOGY means the optical immunoassay technology described in Schedule 5.

     PARTIES means Biota and BioStar and PARTY means one or both of the parties as the context requires.

     PATENT means a patent as defined in the Patents Act 1990 (Cth) and any national or regional patent within the terms of the Patent Co-operation Treaty and includes any re-issue, renewal or extension of a patent (whether in whole or in part) and any patent of addition or any substantially similar form of protection for inventions granted in any country, the essence of which is a right in the holder of such form of protection to exclude others from making, using or selling products or processes, the subject matter of the said invention.

     PATENT APPLICATIONS means any patent application as defined in the Patents Act 1990 (Cth) and any national, regional or international application within the terms of the Patent Co-operation Treaty and includes any continuation, continuation in part, division, re-issue or substitution of a patent application or application for any substantially similar form of protection for inventions granted by any country, the essence of which is a right in the holder of such form of protection to exclude others from making, using or selling products or processes, the subject matter of the said invention.

     PERMITTED PURPOSES means for the purposes of:

     (i) carrying out the Development Project; or

     (ii) the manufacture, sale or distribution of the Diagnostic,

pursuant to this Agreement.

     PERSONNEL of a party includes its officers, directors, employees, agents, consultants or contractors.

                                      7.

     PRESCRIBED TERMS means terms, conditions and warranties implied by law into some contracts for the supply of goods or services which the law expressly provides may not be excluded, restricted or modified, or may be excluded, restricted or modified only to a limited extent.

     PROJECT has the meaning given in Recital C.

     PROJECT IP means any and all Intellectual Property:

               (a) created, discovered coming into existence or arising from the carrying out of the Project; or

               (b) learned by Biota or BioStar from the Project, including the results of any evaluation or testing carried out pursuant to the Project,

and not relating directly to BioStar IP but without limitation, includes any and all Intellectual Property which:

               (c) relates to the structure, manufacture, use, synthesis or properties of Compounds or combinations or conjugates of Compounds;

               (d) relates to the therapeutic or diagnostic application of Compounds or combinations or conjugates of Compounds; and

               (e) is derived directly or indirectly from the use or application of Glaxo IP.

     RELATED BODY CORPORATE has the meaning given in section 9 of the Corporations Law.

     SALES YEAR means a 12 calendar month period during the term of this agreement in respect of which BioStar must achieve a Minimum Sales Volume in accordance with clause 7.1 and Schedule 6. If sales start (that is product is shipped) during a calendar month, the first Sales Year shall commence on the 1st day of the subsequent month.

     SECOND GENERATION DIAGNOSTIC means a Diagnostic incorporating technology which is not Optical Immunoassay Technology and includes any technology licensed or otherwise made available to BioStar or a Related Body Corporate of BioStar.

     SPECIFICATIONS means the specifications and performance criteria for the Diagnostic set out in Schedule 3.

     TAXES means any and all present and future sales, use, personal property, real property, value added, turnover, stamp, documentary, interest equalization, business, occupation, excise, income, corporation, profits, gains, gross receipts, or other taxes, fees, withholdings, imposts, levies, duties or other charges of any nature whatsoever or whensoever imposed, together with any penalties, fines or interest

                                      8.

thereon or similar additions thereto, imposed, levied or assessed or otherwise payable.

     TERRITORY means the following countries: US, Canada, Japan, Australia, New Zealand and the members forming the European Union.

     US means the United States of America.

     1.2       Unless the contrary intention appears:

               (a) a reference to this Agreement or any other instrument includes any variation or replacement of either of them which does not supersede this Agreement in its entirety;

               (b) a reference to any thing is a reference to the whole or any part of it (unless the reference specifically excludes parts of the whole or specifically references only the part) and a reference to a group of persons is a reference to any one or more of them (unless the reference specifically refers to the group as a whole); and (C) where a word or phrase is grammatically defined in this Agreement any other parts of speech and grammatical forms of that word or phrase shall have the corresponding meanings.

     1.3 Headings are inserted for convenience and do not affect the interpretation of this Agreement.

     1.4 The parties acknowledge that in some respects this Agreement supersedes the Diagnostic Project Research Agreement and agree therefore that to the extent of any inconsistency between this Agreement and the Diagnostic Project Research Agreement, this Agreement shall prevail.

2.   DEVELOPMENT PROJECT

     2.1 BioStar shall undertake work for the purposes of and in relation to the Development Project as set out in the Development Work Plan. The parties may vary or add to the Development Work Plan only by written agreement of both parties from time to time during the term of the Agreement. The parties agree that any variation or addition to the Development Work Plan may require an amendment to the Development Budget.

     2.2 BioStar shall use commercially reasonable efforts to ensure that it has sufficient facilities and qualified Personnel to enable it to comply with its obligations under this Agreement.

     2.3 BioStar shall not enter into any other contract, arrangement or understanding with any third party or parties in respect of the matters covered by the Development Project or in relation to, or in any way

                                      9.

involving Foreground IP without Biota's prior written consent, such consent not to be unreasonably withheld.

     2.4 BioStar shall maintain full and accurate data, information and records of and concerning its work in relation to the Development Project and the results of any research studies undertaken by BioStar for the purposes of the Development Project and must make such data, information and records available to Biota as and when necessary or as and when requested by Biota. Biota shall maintain full and accurate data, information and records of and concerning its work in relation to the Development Project and the results of any research studies undertaken by Biota for the purposes of the Development Project and must make such data, information and records available to BioStar as and when necessary for the purposes of FDA Clearance of the Diagnostic.

     2.5 Upon the giving of reasonable advance notice by Biota, BioStar shall permit Biota and its Personnel to enter the premises of BioStar at all reasonable times for the purpose of inspecting activities relating to the Development Project.

     2.6 BioStar undertakes to Biota that it shall use all reasonable efforts to keep Biota informed of, and make available under this Agreement, new ideas, opportunities, updates in technology (including in Optical Immunoassay Technology) and technologies relating to Diagnostics and shall agree to reasonable amendments to the Development Work Plan to take account of the same from time to time. Biota undertakes to BioStar that it shall use all reasonable efforts to keep BioStar informed of, and make available under this Agreement, new ideas, opportunities, updates in technologies relating to Compounds developed by it and shall agree to reasonable amendments to the Development Work Plan to take account of the same from time to time.

3.   FUNDING OF DEVELOPMENT PROJECT

     3.1       Subject to this clause 3, Biota agrees to pay [
             * ] in accordance with the Development Budget for the period up to FDA Clearance of Diagnostic. In the period following the FDA Clearance of the Diagnostic, the parties agree to negotiate in good faith in relation to costs in undertaking further research and development in relation to Diagnostics.

     3.2 The parties may vary or add to the Development Budget by written agreement of the parties from time to time during the term of the Agreement.

     3.3 BioStar agrees to use commercially reasonable efforts to conduct the Development Project in accordance with the Development Work Plan and Development Budget.

                                     10.

4.   FDA CLEARANCE

     4.1 BioStar shall use commercially reasonable efforts to obtain FDA Clearance of a Diagnostic. BioStar must prepare an application for FDA Clearance of a Diagnostic in accordance with the Development Work Plan and shall provide Biota with a draft application and all relevant materials for submission as part of the application to the FDA in relation to the Diagnostic as soon as possible. BioStar must obtain Biota's prior written consent before lodging any original application for FDA Clearance such consent not to be unreasonably withheld.

     4.2 Biota undertakes to review promptly any application for FDA Clearance submitted to it by BioStar, whether provided in whole or in part. In the event Biota fails to respond to BioStar within 30 days' after receiving any such materials Biota shall be deemed to have approved those materials.

     4.3 Following submission of an application for FDA Clearance of the Diagnostic, BioStar must make all reasonable efforts to discuss the provision of any additional information to the FDA and must promptly make available to Biota copies and details of all information used or provided to FDA for the purposes of obtaining FDA Clearance of the Diagnostic, including records of conversations with the FDA and correspondence from or other information provided by or to the FDA, and must keep Biota fully informed of progress of the application for FDA Clearance of the Diagnostic. BioStar must use all reasonable efforts to maintain the confidentiality of any information containing or relating to Foreground IP or Biota IP and must request confidential treatment of the same by the FDA.

     4.4       Biota agrees to pay BioStar the sum of [   *   ] within 30 days
after the grant of FDA Clearance of the Diagnostic.

     4.5 BioStar shall provide Biota with such assistance (including executing documentation and assignments) as may be reasonably required by Biota to obtain regulatory approval to the use of the Diagnostic in the diagnosis of influenza in countries other than the US.

     4.6 If FDA Clearance of a Diagnostic is obtained, BioStar shall immediately notify Biota and provide Biota with copies of the FDA Clearance of the relevant Diagnostic and any associated materials.

     4.7 In addition to any other specific obligations under this Agreement, each party agrees with the other that it will comply with all applicable legislation, regulations and governmental requirements insofar as the same apply to it in the manufacture, use or sale of the Diagnostic.

5.   MANUFACTURE OF DIAGNOSTIC

     5.1       At the time that a [                                           *
                                                           ], BioStar must also

                                     11.

provide Biota with a draft Commercialization Plan for the Diagnostic for Biota's review and discussion with BioStar. BioStar must use all reasonable efforts to implement a mutually agreeable Commercialization Plan.

     5.2 Biota hereby grants to BioStar effective upon, and subject to, Biota's approval of the FDA Application as set forth in clause 4.2 above, for the term of this Agreement, a sole and exclusive, world-wide license of Project IP and Foreground IP for the purposes of manufacturing the Diagnostic for the purposes of the sale and distribution of the Diagnostic by Biota or BioStar pursuant to this Agreement provided that:

               (i) the Diagnostic manufactured by BioStar conforms with the Specifications;

               (ii) BioStar is able to and does supply Biota with such quantity of Diagnostic as may be required by Biota from time to time; and

               (iii) BioStar's manufacture of the Diagnostic materially complies with all relevant legislation and regulations in the Territory, including the FDA's Good Manufacturing Practice and other applicable regulations.

     5.3 For the purposes of clause 5.2(i) or (ii), BioStar shall not be taken to have failed to supply Biota with Diagnostic where:

               (a) Biota has failed to supply BioStar with requisite quantities of Compounds used in such Diagnostic or has supplied BioStar with defective Compounds; or

               (b) the failure to supply is remedied within 60 days of the date on which delivery of the relevant quantity of Diagnostic was due.

     5.4 In the event that BioStar fails to supply Biota with Diagnostic as required under clause 5.2(i) or (ii):

               (a) BioStar must pay [    *   ] to Biota within 14 days of the
date being 60 days after the date on which the delivery of the relevant quantity of Diagnostic or conforming Diagnostic was due;

               (b) thereafter, not less than [*] of Diagnostic manufactured by BioStar from time to time must be applied by BioStar in fulfilling Biota's orders, unless otherwise agreed by the parties in writing; and

               (c) BioStar must fully meet Biota's requirements for Diagnostic within 6 months of the date ("Due Date") being 60 days after the date on which the delivery of the relevant quantity of Diagnostic or conforming Diagnostic was due but not supplied.

                                     12.

     This clause 5.4 shall only apply to the first breach by BioStar of clause 5.2(i) or (ii). For the avoidance of doubt, the parties acknowledge that in the event BioStar fails to supply Biota with Diagnostic as required under clause 5.2(i) or (ii) at any time after the date being 6 months after the Due Date, BioStar shall be in breach of its obligations under this Agreement.

     5.5 For the purposes of clause 5.2(iii), BioStar shall not be taken to have failed to materially comply with relevant legislation or regulations in the Territory including the FDA's Good Manufacturing Practice and other applicable regulations, where:

               (a) BioStar rectifies the relevant failure; or

               (b) BioStar is able to, and does, supply Diagnostic in compliance with clause 5.2(iii) from an alternative BioStar manufacturing facility;

within 60 days of the date on which the failure first occurred. Any failure that is not remedied within this time period shall be deemed for the purposes of this agreement to have occurred on the day being 60 days after the date on which the failure first occurred ("Breach Date").

     5.6       In the event BioStar fails to comply with clause 5.2(iii):

               (a) if no amount has been paid to Biota in accordance with clause
5.4(a), BioStar must pay [    *   ] to Biota within 14 days of the Breach Date;
and

               (b) BioStar must fully rectify the failure to Biota's reasonable satisfaction within 6 months after the Breach Date; This clause 5.6 shall only apply to the first failure by BioStar to comply with clause 5.2(iii), unless otherwise agreed by the parties.

     5.7 As soon as BioStar becomes aware that there has been a breach of either clause 5.2(i) or 5.2(ii) it must promptly advise Biota in writing of the full details of the breach.

     5.8 In the event that BioStar's failure to supply Biota with Diagnostic under clause 5.2(ii) was caused by an event of Force Majeure, BioStar's license shall only be suspended and shall recommence when the relevant event of Force Majeure ceases or is removed, provided that if BioStar is affected by an event of Force Majeure it must give Biota details of the event of Force Majeure as soon as practicable and must forthwith take all reasonable steps to remove or mitigate the relevant event of Force Majeure and BioStar keeps Biota fully informed of its progress in relation to the same.

                                     13.

     5.9 In order to assist BioStar in meeting Biota's requirements for the Diagnostic, Biota shall provide BioStar with an annual forecast and monthly updates of its requirements for Diagnostic, the first 90 days of which shall be considered a purchase order.

     5.10 Biota must place a purchase order with BioStar for any Diagnostic required by it and BioStar must supply Diagnostic ordered pursuant to such purchase orders within 90 days of receipt of such order by delivery to the place specified in the relevant purchase order, provided that:

               (a) Biota may amend any purchase order by up to [*] (plus or minus) of the ordered quantity at any time in the 45 days immediately following the date of the purchase order;

               (b) BioStar must use its best efforts to meet any amendment in excess of [*] (plus or minus) of the ordered quantity made within the same time period at no cost to Biota; and

               (c) at any time during the first 6 months following the date on which Diagnostic is first supplied to Biota, Biota may cancel any purchase order provided that it reimburses BioStar for [*] of BioStar's costs (or [* ] if notice of the cancellation is given later than 45 days after the date of the purchase order) incurred in filling the relevant purchase order prior to receipt of notice of cancellation.

     5.11 If the parties so agree in writing, prior to receipt of FDA Clearance of the Diagnostic, either party may sell Diagnostic for research purposes only, subject to compliance with all applicable laws. For this purpose only the licenses granted under clauses 5.2 and 7.1 shall be deemed to be effective from the time of agreement of the parties to the research sales. Sales of Diagnostic for research purposes shall not constitute sales for the purposes of calculating the Minimum Sales Volume under clause 10 and the license granted under this clause shall not be subject to meeting any sales volumes, but clause 10 shall otherwise apply to receipts from such sales.

     5.12 BioStar must use all reasonable commercial efforts to produce the Diagnostic as efficiently and at as low a cost as possible consistent with the FDA's Good Manufacturing Practice and other applicable regulations.

     5.13 BioStar must provide Biota with annual forecasts of Cost of Goods based on reasonable commercial efforts to accurately forecast such cost.

     5.14      Biota agrees to pay BioStar an amount equal to [
                  * ] for the supply of Diagnostic to Biota within 30 days of invoice for the same, invoices not to be provided more frequently than monthly.

                                     14.

     5.15 All Diagnostic supplied to Biota by BioStar shall be shipped ex works BioStar's facilities in Boulder, Colorado (Incoterms 1990) to a port or ports nominated by Biota, provided that Biota shall pay all reasonable shipping costs.

     5.16 Without limiting clause 17, BioStar agrees to take out and maintain during the term of this Agreement and any period thereafter in which it is manufacturing Diagnostic or sales or use of the Diagnostic are continuing in any country adequate product liability insurance in respect of Diagnostic
manufactured by BioStar and covering liability to the value of [     *    ].

     5.17 BioStar agrees to provide Biota with such technical assistance as may be reasonably required by Biota from time to time in connection with the manufacture of the Diagnostic, after sales assistance and other matters arising in connection with the manufacture (subject to clause 5.2), sale and distribution of the Diagnostic at Biota's expense.

6.   SUPPLY OF COMPOUNDS

     6.1 Biota agrees to sell and BioStar agrees to exclusively purchase from Biota such quantity of Compounds as may be required by BioStar for the purposes of manufacturing the Diagnostic under clause 5.2. Biota must use all reasonable commercial efforts to produce any Compounds used in the Diagnostic as efficiently and at as low a cost as possible consistent with good manufacturing practice and other applicable regulations.

     6.2       BioStar agrees to pay Biota an amount equal to [
              * ] for the supply of Compounds to BioStar under clause 6.1 within 30 days of invoice for the same, invoices not to be provided more frequently than monthly.

7.   MARKETING, SALE AND DISTRIBUTION OF DIAGNOSTIC

     7.1 Biota hereby grants to BioStar effective upon, and subject to Biota's written approval of the application for FDA Clearance of the Diagnostic made in accordance with clause 4, a sole and exclusive license for the term of this Agreement to market, sell and distribute the Diagnostic in the US, subject to BioStar selling at least the Minimum Sales Volume for each Sales Year.

     7.2 If BioStar fails to achieve the Minimum Sales Volume in respect of any Sales Year during the term of the Agreement, the license granted to BioStar under clause 7.1 shall become non-exclusive.

     7.3 The parties acknowledge that Biota shall have the exclusive right to market, sell and distribute the Diagnostic outside the US.

                                     15.

     7.4 BioStar hereby grants to Biota a contingent and exclusive (as set out below), worldwide license to use BioStar IP:

               (a) subject to clauses 7.1 and 7.2 for the purposes of the sale and distribution of the Diagnostic; and

               (b) subject to clause 5.2, the manufacture of the Diagnostic;

by Biota.

     7.5 Biota agrees to enter into negotiations on behalf of BioStar in good faith with the Glaxo Group concerning the sale and distribution of the Diagnostic by the Glaxo Group in the US.

     7.6 Subject to agreement by the parties of the terms of any agreement for the sale of the Diagnostic to the Glaxo Group, Biota and BioStar agree that any sale of a unit of the

Diagnostic by BioStar to any member of the Glaxo Group for use in the US shall be treated as a sale of a unit of Diagnostic by BioStar in determining whether BioStar has achieved the Minimum Sales Volume in any Sales Year for the purposes of clause 7.1.

     7.7 (a) Either party may provide samples to customers provided that the number of samples of Diagnostic provided is approved by the other party in writing, such approval not to be unreasonably withheld.

               (b) For the purposes of calculating the Minimum Sales Volume for each Sales Year, provision of samples of the Diagnostic shall be disregarded.

     7.8 In the event that BioStar sells the Diagnostic in conjunction with another of its products or the product of a third party, any discount applied to such combined sale shall be applied between the products pro rata to their respective list sales prices.

     7.9 Biota agrees to discuss in good faith with BioStar requests by BioStar relating to the commercialization of the Diagnostic in countries in which Biota has elected not to commercialize the Diagnostic.

     7.10 BioStar undertakes it shall forthwith notify Biota if it intends to enter into any arrangement for the sale or distribution of the Diagnostic with a third party who is the manufacturer of a competitive (of either the Biota Group or Glaxo Group) influenza therapeutic or the product of a third party who is the manufacturer of a competitive (of either the Biota Group or Glaxo Group) influenza therapeutic and offer Biota or Biota's nominee the right to enter into such an arrangement on terms substantially similar to those offered to the third party. If Biota or its nominee fails to accept such offer within 60 days of receipt of full details of the offer, BioStar may make the proposed offer to the party, provided that BioStar must not offer such third parties terms and

                                     16.

conditions which are more favorable than those offered to Biota without first offering such alternative terms to Biota.

8.   MARKETING/TRADE DRESS

     8.1       If requested by BioStar, Biota agrees to seek to obtain the [
    * ] from [ * ] for use by BioStar at no cost to BioStar in marketing the Diagnostic in the US under this Agreement.

     8.2 BioStar agrees to use its best endeavors to promote the sale of the Diagnostic in the US, including if requested to do so by Biota and subject to any conditions imposed by Glaxo, directly contacting customers on the [
    *       ].

     8.3 BioStar agrees to use telemarketing at its own cost to contact potential customers who are not located in territories covered by BioStar's Flex Rep marketing program.

     8.4 Biota and BioStar agree to jointly develop labeling, trade dress and trademarks to be used on or in relation to the Diagnostic in the marketing, sale and distribution of the Diagnostic in the US under this Agreement.

     8.5 (a) Subject to clause 8.5(b) neither party may use any labeling, trade dress and trademarks on or in relation to the Diagnostic in the marketing, sale and distribution of the Diagnostic other than that jointly developed by the parties without the prior written consent of the other party, provided that BioStar must not unreasonably withhold or delay its consent in relation to the use of other labeling, trade dress or trademarks by Biota outside the US.

               (b) In the event that BioStar fails to achieve the Minimum Sales Volume in respect of any Sales Year and Biota elects to sell or distribute Diagnostic in the US, Biota shall not be required to use any of the labeling, trade dress or trademarks developed under clause 8.4 except to extent required by the FDA.

     8.6 BioStar acknowledges and agrees that Biota shall own all right, title and interest in and to the Intellectual Property in the labeling, trademarks or trade dress developed under clause 8.4. To the extent that any Intellectual Property relating to the labeling, trademarks or trade dress does not vest in Biota as a result of the foregoing, BioStar undertakes to procure the assignment of such Intellectual Property to Biota at Biota's cost.

     8.7 Biota agrees to grant BioStar an exclusive, royalty free license to use the said labeling, trademarks or trade dress in relation to the marketing, sale and distribution of the Diagnostic in the US for the term of this Agreement in a form to be agreed by the parties.

                                     17.

9.   SECOND GENERATION DIAGNOSTIC

     If BioStar develops a Second Generation Diagnostic during the term of this Agreement, BioStar undertakes it shall forthwith notify Biota and offer Biota the right to develop and commercialize the Second Generation Diagnostic on terms substantially similar to those set out in this Agreement. If Biota fails to accept such offer within [ * ] of receipt of reasonably sufficient details of the Second Generation Diagnostic, BioStar may offer the commercialization rights to the Second Generation Diagnostic to third parties, provided that BioStar must not offer such third parties terms and conditions which are more favorable than those offered to Biota without first offering such alternative terms to Biota.

10.  PROFITS

     10.1 Biota and BioStar shall [* ] be entitled to [*] of the Operating Margin of BioStar relating to the sale of the Diagnostic in the US and BioStar shall pay Biota accordingly quarterly in arrears as directed by Biota.

     10.2 If BioStar fails to achieve the Minimum Sales Volumes in respect of any Sales Year as required under clause 7.1 and Biota exercises its right to market, sell and distribute Diagnostic in the US, Biota shall be entitled to [*], and BioStar shall be entitled to [*] of the aggregate Operating Margin of Biota and BioStar relating to sales of the Diagnostic in the US and shall pay each other accordingly quarterly.

     10.3 Biota agrees to pay BioStar [*] of the Gross Sales Revenue of Biota relating to the sale of the Diagnostic throughout the world, excluding the US during each Sales Year and shall pay BioStar accordingly quarterly.

     10.4 Biota and BioStar each agree to jointly appoint the Independent Auditor and to make their financial records available to the Independent
Auditor:

                   (i)  at the end of each Sales Year; and

                   (ii) immediately prior to the launch of GG167, if the Diagnostic has already been launched,

to enable the Independent Auditor to conduct an audit of those records and to prepare a report concerning the sales volumes of Diagnostic and the amount (if any) payable by Biota and/or BioStar to each other under this Agreement. The costs of the Independent Auditor shall be borne equally by the parties and each party shall ensure that prompt payment of the Independent Auditor's fees is made.

     10.5 The report prepared under clause 10.4 shall include details for the relevant period of:

                                     18.

               (a) BioStar's Cost of Goods in manufacturing Diagnostic for supply to Biota under clause 5.1;

               (b) Biota's Cost of Goods in manufacturing Compounds for supply to BioStar under clause 6.2;

               (c) the number of units of Diagnostic sold by BioStar to third parties in the US;

               (d) the Operating Margin of each of Biota and BioStar relating to their sale of Diagnostic;

               (e) the Gross Sales Revenue of each of Biota and BioStar relating to their sale of Diagnostic;

               (f) the Biota Distribution Allowance;

               (g) the BioStar Distribution Allowance; and

               (h) a reconciliation of the amounts (if any) payable by Biota and/or BioStar to each other under this Agreement during the relevant Sales Year against the actual payments made.

     10.6 As soon as possible after receipt of the Independent Auditor's report and no later than 30 days after receipt of the same, each party shall ensure that, if the Independent Auditor's report indicates that there has been a shortfall, in or overpayment, of any payments required to have been made by that party under this Agreement, payment of such shortfall is made or the amount of any overpayment is refunded as the case may be.

11.  BIOTA IP

     11.1      BioStar shall, and shall ensure that its Personnel shall:

               (a) keep all Biota IP confidential;

               (b) use Biota IP solely for the Permitted Purposes;

               (c) not disclose, without Biota's written consent Biota IP to any person other than BioStar Personnel to whom disclosure is necessary for any of the Permitted Purposes, and then only to the extent necessary; and

               (d) not to reproduce any of the Biota IP except as necessary for any of the Permitted Purposes or with the prior permission of Biota; unless

                                     19.

               (e) the relevant Biota IP is in the public domain or becomes part of the public domain otherwise than as a result of a wrongful act of BioStar,

               (f) such intellectual property was not acquired directly or indirectly from Biota; or

               (g) BioStar independently developed the Intellectual Property without reference to Biota IP and can demonstrate such independent development through competent written records.

Without limiting the foregoing, BioStar agrees not to disclose any Biota IP to the FDA without complying with clause 4.

     11.2      BioStar acknowledges and agrees that:

               (a) it has no rights whatsoever in or in relation to Biota IP other than to use the Biota IP for the Permitted Purposes;

               (b) it will not assert any ownership in respect of the Biota IP against Biota or any third party from whom Biota may have licensed the Biota IP;

               (c) subject to the terms of this Agreement, third parties may also be granted by Biota rights to use the Biota IP.

     11.3 BioStar shall ensure that its Personnel to whom Biota IP may be disclosed execute a confidentiality undertaking in the form agreed by the parties.

     11.4 BioStar agrees to make all reasonable endeavors to prevent Biota IP and Glaxo IP from being used for the benefit of any third party other than Biota or Glaxo (as the case may be), their respective licensees, or third parties otherwise entitled to use the same.

     11.5 Biota shall be responsible for drawing the specifications for, prosecuting, obtaining and maintaining the Diagnostic Patents (subject to clause 13.5, except to the extent the relevant patent includes only BioStar IP) which shall be in the name of Biota.

     11.6 BioStar shall provide, and shall ensure that its employees or consultants provide Biota with such assistance as may be reasonably required by Biota to file, prosecute, obtain or maintain any Diagnostic Patent provided that Biota shall pay BioStar's actual costs of such consultants.

     11.7 Biota represents and warrants to BioStar on the date of this Agreement and on each date Biota IP is provided to BioStar that to the best of Biota's knowledge, having made all reasonable enquiries, the Biota IP and any work undertaken by Biota for the Permitted Purposes does not and will not infringe the Intellectual Property of any third party.

                                     20.

     11.8 Biota hereby grants BioStar a non-exclusive license under the Diagnostic Patents and Biota IP to the extent necessary to enable BioStar to exercise its rights under clauses 5 and 7.

     11.9      Biota will promptly and fully inform BioStar in writing of:

               (a) any infringement or threatened infringement of Biota's rights in and to Biota's IP and patents associated with that intellectual property;

               (b) any unauthorized use of Biota's IP; or

               (c) any challenge or threat of challenge to the grant or validity of any patent associated with Biota's IP or any part thereof or of Biota's right to use Biota's IP or any part thereof as contemplated by this Agreement, which may come to Biota's attention;

to the extent that the same are relevant to the Diagnostic.

12.  FOREGROUND IP

     12.1 BioStar acknowledges and agrees that all Foreground IP vests in and is the exclusive property of Biota and save as provided in clause 12.3, BioStar has no right, title or interest whatsoever in or in relation to Foreground IP. To the extent that the Foreground IP does not vest in Biota as a result of the foregoing BioStar undertakes to procure the assignment of such Foreground IP to Biota and to provide all information, execute all documents and do all acts and things necessary or desirable to give effect this clause 12.

     12.2 BioStar must disclose to Biota all Foreground IP (except Foreground IP which is discovered by or in conjunction with Biota), as soon as reasonably practicable after becoming aware of that Foreground IP.

     12.3 Biota hereby grants BioStar a non-exclusive license to use the Foreground IP to the extent necessary to enable BioStar to exercise its rights under clause 7. BioStar acknowledges that subject to the terms of this Agreement third parties may also be granted by Biota rights to use the Foreground IP.

     12.4 Subject to the terms of this Agreement, the parties acknowledge and agree that Biota shall have the exclusive right to commercially exploit and to protect any Foreground IP in whatever manner Biota may choose, including without limitation, licensing of any third party or filing any patent application during or after termination of this Agreement. Except as provided for in this Agreement (including clause 16.9) Biota must not commercialize Foreground IP in a manner which uses BioStar IP developed in the project without obtaining from BioStar a royalty bearing license to do so (which will be negotiated in good faith and will not be unreasonably withheld by BioStar).

                                     21.

     12.5 In the event that the parties do not proceed with an application for FDA Clearance or commercialization of the Diagnostic in accordance with clauses 4 and 5 or the termination of this Agreement, BioStar must promptly return to Biota, upon demand, all material in its possession, power and control, or in the possession, power or control of its Personnel in which Biota IP, Foreground IP or Confidential Information of Biota is contained or embodied, or from which it may be reproduced. BioStar shall promptly thereafter provide Biota with a statutory declaration made by its representative or an authorized officer declaring that neither they nor their Personnel have any such material in their possession, power or control.

13.  BIOSTAR IP

     13.1      Biota shall, and shall ensure that its Personnel shall:

               (a) keep all BioStar IP confidential;

               (b) use BioStar IP solely for the Permitted Purposes;

               (c) not disclose, without BioStar's written consent, BioStar IP to any person other than Biota Personnel to whom disclosure is necessary for the Permitted Purposes, and then only to the extent necessary; and

               (d) not to reproduce any of the BioStar IP except as necessary for the Permitted Purposes and with the prior permission of BioStar; unless

               (e) the relevant BioStar IP is in the public domain or becomes part of the public domain otherwise than as a result of a wrongful act of Biota,

               (f) such intellectual property was not acquired directly or indirectly from BioStar, or

               (g) Biota independently developed the Intellectual Property without reference to BioStar IP and can demonstrate such independent development through competent written records.

     13.2      Biota acknowledges and agrees that:

               (a) it has no rights whatsoever in or in relation to BioStar IP other than to use BioStar IP for the Permitted Purposes;

               (b) it will not assert any ownership in respect of the BioStar IP against BioStar or any third party from whom BioStar may have licensed the BioStar IP; and

                                     22.

               (c) subject to clause 16.7 and the terms of this Agreement, third parties may also be granted by BioStar rights to use the BioStar IP.

     13.3 Biota agrees to make all reasonable endeavors to prevent BioStar IP from being used for the benefit of any third party other than Biota, Biota licensees, or third parties otherwise entitled to use the same.

     13.4 Biota shall ensure that its Personnel to whom BioStar IP may be disclosed execute a confidentiality undertaking in the form nominated by BioStar and approved by Biota.

     13.5 Biota acknowledges and agrees that all BioStar IP vests in and is the exclusive property of BioStar and Biota has no rights whatsoever in or in relation to the BioStar IP other than as expressly provided in this Agreement. To the extent that any BioStar IP does not vest in BioStar as a result of the foregoing Biota undertakes to procure the assignment of such Intellectual Property to BioStar. Biota acknowledges and agrees that nothing in this Agreement shall be interpreted as providing Biota with a license to use BioStar IP, except as necessary for the Permitted Purposes or as provided in clause
16.9. BioStar must take such steps as are reasonably required to protect BioStar IP used in the Diagnostic in the countries listed in Schedule 9, including making application, prosecuting and maintaining patents in countries nominated by Biota and shall keep Biota informed as to the status of such applications and prosecutions. If BioStar fails to apply, prosecute or maintain patents in relation to BioStar IP used in the Diagnostic in additional countries nominated by Biota, Biota may apply for (in BioStar's name or subsequently assign the same to BioStar) and proceed with patent applications, prosecutions or take such steps as it deems necessary to maintain patents at its cost and expense, provided that Biota has first advised BioStar of its intention to do so. BioStar must render, and procure where necessary its employees or consultants to render, all reasonable assistance to Biota in relation to filing prosecution, obtaining or maintaining any such patents, including execution of relevant documentation.

     13.6 BioStar represents and warrants to Biota on the date of this Agreement and on each date BioStar IP is provided to Biota that to the best of BioStar's knowledge, having made all reasonable enquiries, the BioStar IP and any work undertaken by BioStar for the Permitted Purposes does not and will not infringe the Intellectual Property of any third party. BioStar will promptly and fully inform Biota in writing of:

               (a) any infringement or threatened infringement of BioStar's rights in and to BioStar IP and patents associated with that intellectual property;

               (b) any unauthorized use of BioStar IP; or

               (c) any challenge or threat of challenge to the grant or validity of any patent associated with BioStar IP or any part thereof or of

                                     23.

BioStar's right to use BioStar IP or any part thereof as contemplated by this Agreement, which may come to BioStar's attention.

     13.7 In the event that the parties do not proceed with an application for FDA Clearance or commercialization of a Diagnostic in accordance with clauses 4 and 5 or the termination of this Agreement, Biota must promptly return to BioStar, upon demand, all material in its possession, power and control, or in the possession, power or control of its Personnel in which BioStar IP is contained or embodied, or from which it may be reproduced. Biota shall promptly thereafter provide BioStar with a statutory declaration made by its representative or an authorized officer declaring that neither they nor their Personnel have any such material in their possession, power or control.

14.  PUBLICATION OF DEVELOPMENT PROJECT RESULTS AND OTHER INFORMATION

     Without limiting clause 4 and clause 15 and except as permitted under this Agreement, neither Biota nor BioStar shall publish or otherwise disclose information describing or relating to the results of the Development Project or the studies undertaken for the purposes of the Development Project or otherwise arising in connection with the Permitted Purposes without the prior written consent of the other party, which must not be unreasonably withheld or delayed.

15.  CONFIDENTIALITY

     15.1      The Disclosee shall, and shall ensure that its Personnel shall:

               (a) keep all Confidential Information of the Disclosing Party confidential;

               (b) not use Confidential Information of the Disclosing Party except as permitted by this Agreement;

               (c) not disclose, without the Disclosing Party's prior written consent, Confidential Information of the Disclosing Party to any person other than the Disclosee's Personnel to whom disclosure is necessary for the Permitted Purposes, and then only to the extent necessary, or to whom disclosure is otherwise permitted by this Agreement; and

               (d) not reproduce any of the Confidential Information of' the Disclosing Party except as necessary for the Permitted Purposes or with the prior permission of the Disclosing Party.

     15.2 Nothing in this Agreement prohibits disclosure of information which:

               (a) at the time of first disclosure to the Disclosee is in the public domain;

                                     24.

               (b) after disclosure to the Disclosee becomes part of the public domain otherwise than as a result of the wrongful act of a party or one of that party's disclosees;

               (c) the Disclosee can show by written records was in its possession at the time of first disclosure and was not acquired directly or indirectly from the other party under a confidentiality obligation;

               (d) is received from a third party provided that it was not acquired directly or indirectly by that third party from a party to this Agreement under a confidentiality obligation;

               (e) is required to be disclosed by law, the Australian Stock Exchange Limited or any government or governmental body, authority or agency having authority over the Disclosee;

               (f) is required to be disclosed in connection with legal proceedings relating to this Agreement or enforcement of a Disclosee's rights under this Agreement; or

               (g) is independently developed without reference to the Disclosee's Confidential Information, which independent development the Disclosee can demonstrate through competent written records.

The onus shall be on the party alleging the same to prove that one of the above exceptions applies.

     15.3 Except as permitted by this Agreement, irrespective of whether information disclosed to the Disclosee constitutes Confidential Information of the Disclosing Party or not, the Disclosee agrees to use all reasonable endeavors to prevent information disclosed by the Disclosing Party from being used for the benefit of any third party other than the Disclosing Party, or in the case of Biota, Biota's licensees or third parties otherwise entitled to use the same. Similarly except as permitted by this Agreement, irrespective of whether the results of the Development Project or other discoveries are to be kept confidential, the Disclosee agrees to take all reasonable endeavors to prevent the results of the Development Project or other discoveries arising in connection with the Permitted Purposes from being used for the benefit of any person other than the Disclosing Party.

     15.4 Each party acknowledges that the rights in information disclosed or otherwise communicated by the other party may be the rights of Biota, BioStar or of a third party. In particular, BioStar acknowledges that Biota has obligations of confidence to Glaxo Group in respect of certain Confidential Information.

     15.5 The Disclosee acknowledges that damages may not be a sufficient remedy for the Disclosing Party for any breach of this Agreement and that the Disclosing Party is entitled to seek specific performance or

                                     25.

injunctive relief (as appropriate) as a remedy for any breach or threatened breach by the Disclosee of this Agreement, in addition to any other remedies available to the Disclosing Party at law or equity.

     15.6 The confidentiality obligations in this Agreement are to continue after, and survive, the termination of this Agreement, unless superseded by a further written agreement relating to confidentiality.

16.  TERM AND TERMINATION

     16.1 This Agreement commences on the date of execution of this Agreement and shall continue until the last of the Diagnostic Patents has expired or, if there are no Diagnostic Patents, the date being [*] years after the date of this Agreement, unless terminated earlier in accordance with this clause 16 or extended for one or more additional one year terms by the written agreement of the parties.

     16.2 Either party may terminate this Agreement immediately if the other party:

               (a) becomes insolvent, goes or is put into liquidation or dissolution (other than by way of reconstruction), or any action, steps or proceedings are taken to effect any of the foregoing which proceedings are not terminated within 60 days or otherwise permanently discontinues business; or

               (b) makes any compromise, assignment or composition with its creditors generally, has a receiver, manager, administrator, secured creditor or other custodian appointed to it or taking possession of all or a substantial part of its assets or business, or otherwise seeks to take advantage of insolvency laws, which proceedings are not terminated within 60 days; or

               (c) is in breach of any of its obligations under this Agreement and has not rectified such breach within 45 days (or such longer period as the parties agree in writing is reasonable in the circumstances) of receiving a notice from the first party to do so.

     16.3 Biota may immediately terminate this Agreement by giving notice in writing to BioStar if any competitor of Biota or the Glaxo Group in the fields of influenza therapeutics or influenza diagnostics acquires the power to vote in respect of or to dispose of or control the disposal of more than [*] of the outstanding voting shares of BioStar.

     16.4 Biota may, at any time prior to submission of an Application for FDA Clearance of the Diagnostic, terminate this Agreement by giving not less than 60 days written notice to BioStar.

     16.5      In the event that Biota terminates this Agreement under clause
16.4:

                                     26.

               (a) Biota agrees to reimburse BioStar for all expenses directly and reasonably incurred by BioStar as a result of such termination upon production of satisfactory, documented evidence of such expenditure; and

               (b) if BioStar is meeting the Diagnostic specifications and goals set out in Schedule 3 at the time of termination, Biota agrees to grant BioStar a license to use Biota IP and Foreground IP to the extent necessary to enable BioStar to commercialize a Compound-based assay in the US on the following terms:

                   (i) BioStar shall repay Biota [*] of all payments made to BioStar by Biota under the Diagnostic Project Research Agreement and this Agreement (including any and all development, feasibility or incentive payments) plus interest at LIBOR over the period from the date of the relevant payment to the date of termination of this Agreement; and

                   (ii) BioStar shall pay Biota [*] royalty on the Operating Margin of BioStar relating to the sale of all products incorporating the Compound-based assay by BioStar;

such payments to be made immediately prior to the first sale or other return from such commercialization.

     16.6      Termination of this Agreement for any reason does not affect:

               (a) any rights of a party against the other party which:

                   (i) arose prior to the time at which such termination occurred; or

                   (ii) otherwise relate to or may arise at any future time from any breach or non-observance of obligations under this Agreement occurring prior to termination;

               (b) the rights and obligations of the parties under clauses 10, 11, 12, 13, 14, 15, 16 and 18.

     16.7 BioStar agrees that it shall not, and shall procure that none of its Related Body Corporates, engage in research studies, research, assistance or development in respect of any device or procedure for use in or in connection with the diagnosing influenza virus other than with Biota:

               (a) during the term of this Agreement; and

               (b) for a period of 2 years from the termination of this Agreement (for any reason other than a breach by Biota or termination by Biota for reasons that do not relate to BioStar's performance or condition or the progress of the Development Project),

                                     27.

unless BioStar has first offered Biota the opportunity to engage in such research studies, assistance or development on terms substantially similar to those set out in this Agreement in writing and Biota has declined that offer in writing, or more than 45 days have elapsed from the date of receipt of such offer by Biota. BioStar must provide Biota with all necessary information to enable Biota to assess any such offer.

     16.8 If the parties do not elect to extend the term of this Agreement under clause 16.1, Biota agrees to grant BioStar the non-exclusive right to manufacture the Diagnostic for supply to Biota upon terms substantially similar to those granted to BioStar under clause 5 after termination of this Agreement.

     16.9 If upon termination of this Agreement, BioStar does not elect to manufacture the Diagnostic for Biota under clause 16.8, or if this Agreement is terminated by Biota under clauses 16.2 or 16.3, BioStar hereby grants to Biota or its nominee an exclusive world-wide license to use the BioStar IP for the purposes of developing, manufacturing, selling and distributing the Diagnostic. Biota agrees to pay BioStar a reasonable royalty for the grant of such license, the amount of which will be negotiated in good faith.

17.  INDEMNITY

     17.1 Except as expressly provided by Prescribed Terms (if any) or as otherwise expressly provided in this Agreement, a party will not be liable to the other party (whether arising in contract, in tort, under statute or in any other way and whether due to negligence, willful or deliberate breach or any other cause) under this Agreement or for any act, omission or event arising out of this Agreement for or in respect of any direct or indirect liability, loss, damage, cost, charge or expense.

     17.2 A party ("Indemnifying Party") must indemnify the other party ("Innocent Party") and hold the Innocent Party harmless from all claims, actions, demands, liability, costs, charges and expenses:

               (a) arising out of or relating directly to the actions of the Indemnifying Party under or performed in accordance with this Agreement;

               (b) arising directly as a result of the death or personal injury of the Personnel of the Indemnifying Party, except to the extent that such death or personal injury is caused by the negligence or willful conduct of the Innocent Party; or

               (c) arising out of the claim by a third party against the Innocent Party alleging that the Innocent Party's use or exploitation of any Intellectual Property or Confidential Information of the Indemnifying Party, whether on its own or as part of the Diagnostic or Foreground IP, infringes any Intellectual Property of that third party.


                                     28.

     17.3 If an act or omission of a party ("Indemnifying Party") or its officers, employees, agents or contractors is in breach of this Agreement or is negligent or willful and:

               (a) the other party ("Innocent Party") suffers direct loss or damage; or

               (b) such act or omission directly results in a claim against the Innocent Party by a third party, the Indemnifying Party shall indemnify and hold harmless the Innocent Party from such direct loss or damage, or any costs or damages or settlement payments arising as a direct result of such claim, provided the Innocent Party shall not agree to any settlement without the prior consent of the Indemnifying Party (such consent not to be unreasonably withheld).

     17.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligation of the parties and survives termination or expiry of this Agreement.

     17.5 It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

     17.6 Each party warrants to the other that it has in place and will keep current during the term of this Agreement and for any additional period required to cover claims arising out of the Development Project or this Agreement and will not vitiate or render void or voidable adequate insurance coverage which will insure it in respect of any liability which one party may have to the other or to third parties as a result of or arising out of the Development Project or this Agreement.

18.  FURTHER COLLABORATION

     Nothing in this Agreement shall prevent Biota from undertaking a collaborative project or entering an agreement with a third party for the purpose of or in relation to the use of Biota IP or Foreground IP in conjunction with the Intellectual Property of such third party to develop one or more diagnostics, provided that in the event Biota enters into a collaboration with a third party and develops and markets an influenza diagnostic in competition to the Diagnostic, BioStar's obligations under clause 7.1 to sell at least the Minimum Sales Volume for each Sales Year shall cease.

19.  TAXATION

     Biota and BioStar agree that a payment made under this Agreement will be net of any Taxes. Biota and BioStar agree that the payor of any such Taxes must provided to the payee all information and documents

                                     29.

that will enable the payee to claim any credit, refund or rebate to which the payee is entitled in respect of Taxes levied on a payment.

20.  RELATIONSHIP OF PARTIES

     Neither party is, and nothing in this Agreement shall be taken as making either party, an agent, employee or partner of the other.

21.  NOTICES

     21.1 Except as otherwise expressly provided, a notice, approval, consent or other communication in connection with this Agreement:

               (a) must be in writing and legible; and

               (b) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee and marked for the attention of the representative which is specified in this clause or if the addressee notifies another address or facsimile number or representative then to that address or facsimile number or representative.

     The address, facsimile number, and representative of each party is:

               Biota
               Address:          Biota Scientific Management Pry Ltd
                                 Level 4
                                 616 St Kilda Road
                                 Melbourne Vic  3004
               Facsimile:        61 3 9529 2261
               Attention:        Company Secretary

               BioStar
               Address:          6655 Lookout Road
                                 Boulder, Colorado, 80301
               Facsimile:        (303) 530 6641
               Attention:        President

     21.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later lime is specified in it.

     21.3      A letter or facsimile is taken to be received:

               (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting;

                                     30.

               (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient provided that where transmission is completed after 5pm on a business day or is sent on a day that is not a business day, the message will not be deemed to have been received until the next business day; and

               (c) in the case of a letter sent by an internationally recognized courier, on the third day after its sent.

22.  ASSIGNMENT

     A party cannot sell, assign, pledge or otherwise transfer or dispose of its rights or interests under this Agreement, or novate any of its rights under this Agreement without the prior written consent of the other party, unless such sale, assignment, pledge or other transfer or disposal is part of the sale or disposal of the entire undertaking of that party and in the case of BioStar such sale or disposal is not to a competitor of Biota or the Glaxo Group in the fields of influenza therapeutics or diagnostics.

23.  WAIVER AND VARIATION

     A provision of or a right created under this Agreement may not be:

               (a) waived except in writing signed by the party granting the waiver; or

               (b) varied except in writing signed by both parties.

24.  REMEDIES CUMULATIVE

     The rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

25.  FURTHER ASSURANCES

     Each party agrees, at its own expense, on the request of the other party, to:

               (a) do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it, including without limitation the execution of documents; and

               (b) use its best endeavors to cause relevant third parties to do likewise.

                                     31.

26.  SUPERVENING LEGISLATION

     Any present or future legislation which operates to vary an obligation or right, power or remedy of a person in connection with this Agreement is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

27.  SEVERABILITY

     If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

28.  ENTIRE AGREEMENT

     This Agreement and the Diagnostic Project Research Agreement constitute the entire agreement of the parties about its subject matter and all other agreements, undertakings and negotiations on the subject matter cease to have any effect.

29.  GOVERNING LAW

     29.1 This Agreement and the transactions contemplated by this Agreement are governed by the law in force in the State of Victoria, Australia.

     29.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Victoria and courts of appeal from them for determining any dispute concerning this Agreement or the transactions contemplated by this Agreement. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

30.  ARBITRATION OF PAYMENTS

     30.1 Any dispute, controversy or claim between the parties as to financial or payment issues under this Agreement (other than entitling a party to proceed for equitable relief) which cannot be promptly resolved between the parties is to be resolved by arbitration, administered by the Australian Commercial Disputes Centre Limited, conducted at Melbourne and held in accordance with and subject to the Commercial Arbitration Act 1984 (Vic).



                                     32.

     30.2 Arbitration shall be effected by a single arbitrator appointed in accordance with clause 30.3. Such arbitration shall be held in Victoria or such other place as the parties may agree.

     The arbitration shall be conducted in accordance with the Institute of Arbitration Australian Rules for the Conduct of Commercial Arbitrations.

     The arbitrator shall not be an employee of either party nor a person who has been connected with work under this Agreement. The Arbitration shall be private and confidential.

     The arbitrator may award whatever interest the arbitrator considers reasonable.

     30.3 For the purposes of the arbitration proceedings under clause 20.1, the parties agree to appoint an arbitrator from any international firm of chartered accountants. If the parties do not agree on the arbitrator to be appointed, the arbitrator is to be a person nominated by the Secretary General for the time being of the Australian Commercial Disputes Centre Limited in Victoria.

31.  PUBLICITY

     The parties shall maintain confidentiality concerning the terms of this Agreement and details of its subject matter (including details of the Development Project, its progress and results, the manufacture, sale and distribution of the Diagnostic and any submission for FDA approval made under this Agreement) and no public announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this Agreement, may be made or authorized by a party without the prior written approval of the other party except that a party may make a disclosure in relation to this Agreement:

               (a) to its professional advisers, bankers, financial advisers and financiers upon those persons undertaking to keep confidential any information so disclosed; or

               (b) to comply with any applicable law or requirement of any regulatory body including the Australian Stock Exchange Limited. In such a case the party proposing to make the disclosure shall use all reasonable endeavors to ensure the other party consents to the content and form of the disclosure.

     EXECUTED as an agreement


                                     33.

                                   SCHEDULE 1

                              DEVELOPMENT WORK PLAN

1. Activities for the Project are shown in the attached table. Detailed activities and review points are shown in attached Overview of Project Flow. Phases II and III correspond with internal development process Steps 4, 5 and 6, Phase IV represents Steps 7 and 8, and Phase V represents Steps 9-11.

2.   Monthly reports will be provided on progress.

3. An early prototype for international research will be tested during Phase III clinical trials in Australia commencing 1 May 1997.

4.   Delivered "research use only" product will be available for Phase III
     clinical trials in the US and international sale by [      *     ]. The
     purchase price of product by Glaxo Wellcome will be jointly negotiated by Biota and BioStar. It will be developed in accordance with BioStar's product development guidelines and in compliance with the FDA's Device Design Requirements.

5. The FDA position on approval criteria indicates that an influenza diagnostic will be accepted for review under a 510(k) format. The diagnostic clearance will be based on the clinical study protocol, claims and intended use.


                                     34.

-------------------------------------------------------------------------------------------------------------------
          PHASE II                     PHASE III                     PHASE IV                      PHASE V
-------------------------------------------------------------------------------------------------------------------
                                        1 July -                  [                             [
   1 April - 30 June 1997           14 September 1997                   *       ]                     *       ]
-------------------------------------------------------------------------------------------------------------------

1.   Surface optimization     1.  Tolerance testing         1   International clinicals  1.  Technical support
2.   Conjugate optimization   2.  Formulation tolerance     2.  Product of Phase III     2.  Data analysis
3.   Extraction reagents      3.  Process tolerance             trials                   3.  510k submission
4.   Sample types             4.  Qualification runs 1 & 2  3.  Product for              4.  FDA Q&A responses
5.   Controls                 5.  Characterize                  international sales      5.  Reimbursement
6.   Stability studies            performance of            4.  Qualification Run 3/
7.   SOPs, QCPs, MPs              analytical sensitivity,       scale up
8.   FDA Protocols                analytical specificity/   5.  Unit cost confirmed
9.   FDA Education                cross reactivity,         6.  Kit stability studies
10.  Customer feedback            interference              7.  US clinicals
11.  Prototype for            6.  Shipping studies          8.  Customer feedback
     Australian Phase III     7.  In-house clinicals        9.  Reimbursement
     trials                   8.  Trials site selection
                              9.  Customer feedback
-------------------------------------------------------------------------------------------------------------------


                     DEVELOPMENT WORK PLAN - COMPOUND BASED
                      INFLUENZA DIAGNOSTIC RESEARCH PROGRAM

PROGRAM GOAL

To incorporate Biota Compounds with BioStar's [     *    ] Optical ImmunoAssay
surfaces into a delivery format that can achieve analytical sensitivity greater than the Becton Dickinson assay in an assay time of 15 minutes or less.

SPECIFIC GOALS

1.   Analytical sensitivity greater than [                   *
         ] for at least two influenza A and B strains.

2.   A minimum number of steps and reagents [    *     ]

3.   As rapid as possible [           *             ]

4.   [
                                           *
                    ]

OVERVIEW

Funding for research on a compound-based assay has been committed for up to one year. It is BioStar's aim that a working assay will be available sooner which can be evaluated on clinical samples to establish the feasibility of the assay format.

Initial efforts will focus on identification of candidate compounds and formats so that the path chosen has the highest likelihood of success. Preparation of
new compounds will be done in conjunction with [     *        ] of Biota
Chemistry Laboratory. Reagent selection and formatting will be initiated including evaluation of alternate attachment and anti-reflective layers and determination of which optical stack will provide optimal binding and sensitivity of the compound or compound carrier complex. After selecting the appropriate compound/carrier combination and surface chemistry, formulation of ancillary components such as diluent, extraction reagents and wash will be included.

Clinical specimens (i.e. from naturally infected patients) as well as spiked samples from normal healthy volunteers will be included during the later phases of feasibility to insure that we are capable of handling clinical specimens.

If the project demonstrates assay feasibility, a further development agreement with Biota may be negotiated.

ACTIVITIES FOR APRIL 1997

1.   Review progress to date on current status of compound-based assay formats.

2.   Coordinate with [                             *
              ] (6 months to completion)

                                     35.

3.   Continue the [                *                  ]

4.   Initiate the production of [                *              ] for subsequent
     testing.

5.   Confirm the [* ] results.

6.   Initiate conjugation of [                   *                 ] surfaces.

7.   Coordinate with [   *    ] on the construction of [
                            *                          ]

ACTIVITIES [    *   ]

APRIL - JUNE 1997

This quarter will see the initiation of work on the [     *    ] OIA surfaces
and the initial attempts at the transfer of the compound based assays to the new surfaces. A library of optical test surfaces will be created with the assistance
of [     *       ] at BioStar. We will also identify a number of potential assay formats and begin the evaluation of these formats.

JULY - SEPTEMBER 1997

The second quarter will focus on development of specific assay conditions
required for the [      *   ] compound based assay. During this quarter we
should be able to select the specific compound/carrier combination which will provide for a working assay. It is anticipated that we may need additional compound/carrier combinations synthesized based on the best choice out of the initial library, which will allow us to optimize the performance of the selected components. We will also complete the evaluation of the optical stack options which were created during the preceding quarter. Ancillary components, which are required for the formatting of the compound based assay (dilutents, extraction reagents, wash, substrate options) will be identified and formulated. It is recognized that a prototype device (plastic parts to hold the test surface and absorbent backing) will need to be identified. It is possible that we will be able to tap into components being developed for other programs.

[                  *             ] will be tested when available from [
 *    ]

OCTOBER-DECEMBER 1997

Using the assay components developed to date, the assay will be evaluated on spiked samples from normal healthy volunteers and frozen samples from specimen banks. It is likely that we will need to re-optimize the assay based on these results and repeat the testing. Preliminary evaluation of component stability will be initiated. Evaluation of extraction buffers will also be undertaken at this time.

[       *        ]

The [      *     ] focuses on evaluation of the compound-based assay using
clinical specimens from a broad age range of patients. It is anticipated that fresh specimens may pose different extraction or handling characteristics than may have been seen using banked, frozen specimens. Therefore, it is likely that final optimization of portions of the assay may be required. Final performance
characteristics will be established on the [     *    ] compound-based assay.

                                     36.

REPORTING

At the beginning of each month, a written report, detailing the results from the work of the preceding month as well as the anticipated direction of the work of the next month will be forwarded from BioStar to Biota. This may be accompanied by either teleconference or video conferences between Biota staff and BioStar staff to discuss the results and then arrive at consensus at the direction for the anticipated research.



                                     37.

                                   SCHEDULE 2

                               DEVELOPMENT BUDGET

------------------------------------------------------------------------------------------------------------------
                                PHASE II              PHASE III               PHASE IV                PHASE V
                                  (%)                    (%)                    (%)                     (%)
------------------------------------------------------------------------------------------------------------------
                               1 April -              1 July -               [                        [
                              30 June 1997          14 Sept 1997                 *    ]                   *   ]
------------------------------------------------------------------------------------------------------------------
FTES 100% = 1 FTE
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
--------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[                                                        *                                                ]
------------------------------------------------------------------------------------------------------------------
[




                                *






                                                                    ]
------------------------------------------------------------------------------------------------------------------
Totals:  Phases II-V         [   *  ]               [  *   ]               [   *  ]             [   *    ]
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                           [   *    ]
------------------------------------------------------------------------------------------------------------------
Continuation of compound based work from [           *               ]                          [   *    ]
------------------------------------------------------------------------------------------------------------------
GRAND TOTAL                                                                                     [   *    ]
------------------------------------------------------------------------------------------------------------------


Biota will pay costs (US dollars) for each phase of development according to the following schedule:

----------------------------------------------------------------------------------------------------------------------
                                                      PAYMENT:                                       TOTAL USD
         PHASE                   DATE               DEVELOPMENT 1           RESEARCH 2                PAYMENT
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------

                                     38.

----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
          [                                               *                                                 ]
----------------------------------------------------------------------------------------------------------------------
         TOTAL                                     [    *   ]                [   *   ]             [   *    ]
----------------------------------------------------------------------------------------------------------------------

1. For Phase II-V

2. For continuing compound-based research

1. If the choice is made by 1 April to proceed with a non-antibody based assay system, then antibody related expenses would not be charged to the program.

2.   Compound based research will continue from [             *             ] at
     the level of [ * ]. The objective is to continue the optimization of a compound based approach for a new version of the influenza diagnostic.

3. Clinical study costs may vary once the precise protocol is agreed upon with the FDA. Actual clinical study costs would be used. Any reconciliation with estimates can occur during Phase V.

4. Payments will be made 60 days in advance on the indicated date by wire transfer.

5. Before payments are made for Phase II, invoices will be provided to Biota incorporating any antibody costs required for the development. Payments will then be adjusted accordingly.

6. Before payments are made for Phase IV, invoices will be provided to Biota based on the cost of US clinicals and the protocol agreed with the FDA. Payments will then be adjusted accordingly.


                                     39.

                                   SCHEDULE 3

                       DIAGNOSTIC SPECIFICATIONS AND GOALS


A.   CRITICAL FEATURES

     1. Clinical Sensitivity: [*] of resolved viral tissue culture for Influenza A and B. Resolution may be with a variety of methods.

     2. Clinical Specificity: [*] of resolved viral tissue culture for Influenza A and B. Resolution may be with a variety of methods.

     3.   Costs of goods sold at:                Test Volume
                                 1 million devices/year             $TBD
                                 3 million devices/year             $TBD
                                 5 million devices/year             $TBD

     4. Ease of Use: CLIA moderately complex device equivalent. Time to test completion: < or equal to 15 minutes. No result interpretation before test completion is intended.

B.   MARKET

     1.   > or equal to 20 tests per month practices.

C.   SPECIMEN / SWAB TYPES

     1. Stock, sterile Dacron or rayon tipped swabs (hollow or solid, no wood). (BD or equivalent.) PBS for washes/gargles.

     2. Swabs/washes are supplied by user. They are not included in the assay kit.

D.   WORKFLOW / EASE OF USE

     1. Tests can be run in a lab area with: (a) no unique drain or ventilation, and (b) 1000-2000 Lux and 100-200 foot candles illuminance.

     2. Multiple tests (< or equal to 10) can be run simultaneously, limited only by the operator's ability to sequence reagents, time steps, and read a result between the test completion time and time limit for result stability.

     3.   Assay performed at room temperature, i.e. 15(degree) - 30(degree)C.

     4. No sample manipulation or pretreatment occurs before use with the test.

     5. Endpoint of the test is a crisp-edged, distinct color change that is limited to a presence/absence interpretation.

E.   SYSTEM COMPONENTS

     1.   Extraction tube

                                     40.

     2.   OIA device

     3. Extraction reagent, conjugate, wash, and substrate (if required) are contained within the kit.

     4.   Controls (positive and negative).

F.   DEVICE

     1.   Current, 1.0 version OIA test device (silicon wafer based).

     2.   Each device is a single test.

     3. Area 1" x 5/8" (2.5 x 1.6 cm) for writing or affixing label of patient name/ID is provided.

     4.   Visually read surface.

     5.   Materials compatibility with:

          [             *         ]

          [      *      ]

          [                   *                   ]

          [          *           ]

          [           *              ]

          [                            *                       ]

     6.   Surface optically coated silicon wafer, static (non-porous).

     7.   Device material: commodity resin, white color, matte finish

     8.   Absorbent papers: equivalent to those in use with [       *       ]

G.   STABILITY

     1.   Shipping

          [                                 *
                       ]

          [                             *                           ]

          [            *            ]

          d. FYI. Consider an indicator, e.g. temperature dot, for shipment acceptability at delivery.

     2.   Shelf Life:

          a.   at market entry: [   *  ] at room temperature

          b.   after six months on market: [            *           ] months
               at room temperature

          c.   humidity: TBD

     3.   Result: should remain stable for not less than [   *    ].

H.   STORAGE

     1.   [     *      ] at time of manufacture for device [    *      ] at time
          of manufacture for reagents

                                     41.

I.   ASSAY PROCESSING STEPS

     1.   Direct Detection

          a.   Swab/sample and extraction reagent are combined

          b.   Conjugate added to sample/extraction tube

          c.   Sample added to OIA surfaces

          d.   Wait/wash

          e.   Substrate added to OIA surface

          f.   Wait/wash

          g.   Read

J.   WITHIN DEVICE CONTROLS

     1. Procedural control utilizing purified antigen or anti-species capture antibody to produce color only if free conjugate has been captured and is incorporated on the device surface.

K.   EXTERNAL CONTROLS

     1. Positive and negative controls are provided. These controls may be solutions or lyophilised.

L.   ANALYTICAL PERFORMANCE

     1.   Analytical Sensitivity: [                                  *
                            ]

     2.   Analytical Specificity: [                 *                    ]

     3.   No x-reactivity with normal throat flora.

     4.   Preservative Efficacy Testing (PET) - ProClin - USP + rechallenge.

M.   LABELING / PACKAGE INSERT

     1. Require labels/package inserts in six languages: English, Spanish, French, German, Japanese and Italian. Translations to be provided by Biota.

     2. Symbology (storage, sampling, etc.) should be used whenever possible (TBD what symbols are commonly used).

     3. Abbreviate ex-US package inserts to required content to meet 97 EU standards.

     4.   No unit labeling.

     5. Controls will meet FDA guidelines for review of Calibration and Quality Control Labeling for In Vitro Diagnostic Devices (1 Feb.
          1996).

N.   PACKAGING

     1.   Utilize recyclable materials whenever possible.

     2.   Thirty test kits and 100 test kits sizes.


                                     42.

     3.   Inner and outer packaging TBD

          a.   no unit packaging

          b. require packaging in six languages: English, Spanish, French, German Japanese and Italian.

     4. Symbology (storage, sampling, etc.) should be used whenever possible (TBD what symbols are commonly used).

     5. Put labeling, i.e. name and lot information on the front of the package for easy viewing.

O.   SHIPPING

     1.   USA

          a. ship via ground transportation to distributors (5 days) at room temperature.

          b.   two to three days air distribution to customers - TBD

     2.   International

          a.   air shipments - 5 days maximum

          b.   kit tolerance to 5 days, unprotected

     3.   Drop test: no damage with 3 x 36" (1m.) falls.

     4.   Other shipping tests as per ASTM and UPS standards - TBD

P.   REAGENTS

     1.   Conjugate      a. liquid
                         b. TBD chemistry

     2.   Extraction Reagent       a. liquid
                                   b. TBD chemistry

     3.   Substrate      a. liquid
                         b. Custom BioStar formulation

     4.   Wash           a. liquid
                         b. TBD chemistry


                                     43.

                                   SCHEDULE 4

                                    COMPOUNDS


[                         *                  ]

[                         *                  ]

[                         *                  ]

[                         *                  ]

[                         *                           ]

[                         *                  ]

[                         *                          ]

[                         *                    ]

[                         *                    ]

[                         *                      ]

[                         *                  ]

[                         *                  ]

[                         *                                 ]



                                     44.

                                   SCHEDULE 5

                               OPTICAL IMMUNOASSAY

Optical Immunoassay (OIA) refers to the interaction of light with thin biological films on an optical support. Three major areas are covered. First the design and construction of the optical support, second the methods and instruments used for detecting the changes in the incident light as a result of interaction with the optical support, and third, the assays and methods for amplification of OIA techniques.

The optical support may be defined as any solid support selected for specific optical characteristics. The required optical characteristics are tied to the detection method to be used in the final assay format. The optical support may be further described by inclusion of one or more optical thin film or anti-reflective layer. The optical support also includes thin films of materials designed to promote the adhesion or binding of the biological thin films to the support.

Second, OIA also includes the methods and instruments useful of the measurement, quantization, or interpretation of the signal generated as a result of light's interaction with the optical support. These methods include visual interference effects, ellipsometry, comparison ellipsometry, changes in the state or degree of polarization for a polarized light source, and related thin film measurement technologies.

Third, OIA covers the amplification of the signal generated on a thin film optical support. The critical feature of such an amplification process is that the method and materials amplify the mass or thickness change on the surface of the optical support while maintaining the original thin film properties and characteristics of the support.



                                     45.

                                   SCHEDULE 6

                              MINIMUM SALES VOLUMES


1. PERIOD AFTER FORMAL LAUNCH OF GGI67 COMPOUND AS THERAPEUTIC AGENT IN TREATMENT OF INFLUENZA IN THE US

     BioStar shall sell a minimum number of units of Diagnostic during each year commencing on the first day of the month immediately following the month in which the formal launch of GG167 occurs as follows:

---------------------------------------------------------------------------------------------
PERIOD (SALES YEARS) AFTER FORMAL            MINIMUM NUMBER OF UNITS OF DIAGNOSTIC
LAUNCH OF GG167                              TO BE SOLD BY BIOSTAR IN THE UNITED STATES OF
                                             AMERICA DURING SALES YEAR INDICATED
---------------------------------------------------------------------------------------------
     Year 1                                                  [   *  ]
---------------------------------------------------------------------------------------------
     Year 2                                                 [   *   ]
---------------------------------------------------------------------------------------------
     Year 3                                                 [   *   ]
---------------------------------------------------------------------------------------------
     Year 4                                                 [   *   ]
---------------------------------------------------------------------------------------------
     Year 5                                                 [   *   ]
---------------------------------------------------------------------------------------------
     Each year thereafter                                   [   *   ]
---------------------------------------------------------------------------------------------

2. PERIOD PRIOR TO FORMAL LAUNCH OF GG167 COMPOUND AS THERAPEUTIC AGENT IN TREATMENT OF INFLUENZA IN THE US

     In the event that FDA Clearance of the Diagnostic is granted and the use of the Diagnostic is launched prior to the formal launch of GG167, BioStar shall sell a minimum number of units of Diagnostic during each year commencing on the first day of the month immediately following the month in which the formal launch of the Diagnostic occurs and prior to the formal launch of GG167 as follows:

-----------------------------------------------------------------------------------------------
PERIOD (SALES YEARS) AFTER FORMAL                 MINIMUM NUMBER OF UNITS OF DIAGNOSTIC
LAUNCH OF THE DIAGNOSTIC                          TO BE SOLD BY BIOSTAR IN THE UNITED STATES
                                                  DURING SALES YEAR INDICATED
-----------------------------------------------------------------------------------------------
     Year 1                                                       [  *  ]
-----------------------------------------------------------------------------------------------
     Each year thereafter                                         [  *  ]
-----------------------------------------------------------------------------------------------

     For the purposes of this schedule 6, the number of units sold is the number of units sold to third parties or classes of third parties who have been approved in writing by Biota.



                                     46.

                                   SCHEDULE 7

                             DISTRIBUTION ALLOWANCES

1.   BIOSTAR DISTRIBUTION ALLOWANCE

     1.1 PERIOD AFTER FORMAL LAUNCH OF GG167 COMPOUND AS THERAPEUTIC AGENT IN TREATMENT OF INFLUENZA IN THE US.

          The BioStar Distribution Allowance shall be equal to a percentage of the Gross Sales Revenue of BioStar relating to its sale of Diagnostic in the US during each year after the formal launch of GG167 as follows:

---------------------------------------------------------------------------------------
PERIOD (SALES YEARS) AFTER FORMAL                 DISTRIBUTION ALLOWANCE EQUAL TO
LAUNCH OF GG167                                   FOLLOWING PERCENTAGES OF GROSS SALES
                                                  REVENUE OF BIOSTAR RELATING TO SALE OF
                                                  DIAGNOSTIC IN THE US DURING SALES YEAR
                                                  INDICATED
---------------------------------------------------------------------------------------
     Year 1                                                    [*]
---------------------------------------------------------------------------------------
     Year 2                                                    [*]
---------------------------------------------------------------------------------------
     Year 3                                                    [*]
---------------------------------------------------------------------------------------
     Year 4                                                    [*]
---------------------------------------------------------------------------------------
     Year 5                                                    [*]
---------------------------------------------------------------------------------------
     Each year thereafter                                      [*]
---------------------------------------------------------------------------------------

     1.2 PERIOD PRIOR TO FORMAL LAUNCH OF GGL67 COMPOUND AS THERAPEUTIC AGENT IN TREATMENT OF INFLUENZA IN THE US.

          In the event that FDA Clearance of the Diagnostic is granted and the Diagnostic is launched prior to the formal launch of GG167, shall be as follows during each year after the formal launch of the Diagnostic and prior to the formal launch of GG167.

---------------------------------------------------------------------------------------
PERIOD (SALES YEARS) AFTER FORMAL LAUNCH   DISTRIBUTION ALLOWANCE EQUAL TO FOLLOWING
OF THE DIAGNOSTIC                          PERCENTAGES OF GROSS SALES REVENUE OF
                                           BIOSTAR RELATING TO SALE OF DIAGNOSTIC IN
                                           THE US DURING SALES YEAR INDICATED
---------------------------------------------------------------------------------------
     Year 1                                                    [*]
---------------------------------------------------------------------------------------
     Each year thereafter                                      [*]
---------------------------------------------------------------------------------------

          The Distribution Allowance set out in this paragraph 1.2 will be decreased from [*] to [*] with effect from the formal launch of GG167.


                                     47.

2.   BIOTA DISTRIBUTION ALLOWANCE

     Biota Distribution Allowance shall be equal to a percentage of the Gross Sales Revenue of Biota relating to the sale of Diagnostic in the US as follows:

---------------------------------------------------------------------------------------
PERIOD FOLLOWING THE                       DISTRIBUTION ALLOWANCE EQUAL TO FOLLOWING
COMMENCEMENT OF SALES OF DIAGNOSTIC BY     PERCENTAGES OF GROSS SALES REVENUE OF BIOTA
BIOTA IN THE US                            RELATING TO SALE OF DIAGNOSTIC IN THE US
                                           DURING SALES YEAR INDICATED
---------------------------------------------------------------------------------------
     Year 1                                                    [*]
---------------------------------------------------------------------------------------
     Year 2                                                    [*]
---------------------------------------------------------------------------------------
     Year 3                                                    [*]
---------------------------------------------------------------------------------------
     Year 4                                                    [*]
---------------------------------------------------------------------------------------
     Year 5                                                    [*]
---------------------------------------------------------------------------------------
     Each year thereafter                                      [*]
---------------------------------------------------------------------------------------

                                     48.

                                   SCHEDULE 8

                        PRO-FORMA COMMERCIALIZATION PLAN

The commercialization plan will include:

1.   PERFORMANCE DATA

     (a)  Preclinical data for sensitivity and specificity

     (b)  510(k) trial site data (if available)

     (c)  Competitive performance comparison

2.   FORECAST / BUILD PLANS

     (a)  Domestic forecast (customer kits, sample kits)

     (b)  International forecast (customer kits, sample kits)

     (c)  Worldwide production plan/inventory projections

3.   PRODUCT LABELING

     Samples of labels, package insert draft, cartons, procedure card

4.   PHOTOGRAPHS

     Photographs appropriate for early publicity

5.   TRAINING MATERIALS

     To include:

              US market overview
              Medical positioning/justification versus other methods Reimbursement position
              Financial justification for use
              Troubleshooting guide
              Operator instrumentation
              Competitive comparisons
              CLIA materials

6.   COLLATERAL MATERIAL

     Drafts of sales sheets


                                     49.

                                   SCHEDULE 9

                            BIOSTAR PATENT COUNTRIES


Austria

Belgium

Switzerland

Germany

Benelux (Belgium, Netherlands, Luxembourg)

Spain

France

United Kingdom

Italy

Sweden

Japan

Canada

Mexico

United States of America

Australia


                                 EXECUTION PAGE

SIGNED by Richard Wadley                    )
as authorized representative for BIOTA      )
SCIENTIFIC MANAGEMENT PTY LTD in the        )
presence of:                                )
                                            )
                                            )
                                            )
/s/ Phillip Andrew Reece                    )
--------------------------------------      )
Signature of witness                        )
                                            )
                                            )
Phillip Andrew Reece                        )   /s/ Richard Wadley
--------------------------------------      )   --------------------------------
Name of witness (block letters)             )   By executing this Agreement the
                                            )   signatory warrants that the
                                            )   signatory is duly authorized to
                                            )   execute this Agreement on behalf
                                            )   of BIOTA SCIENTIFIC MANAGEMENT
                                            )   PTY LTD
Biota Scientific Mgt Pty Ltd.               )
Level 4 - 616 St Kilda Rd.                  )
--------------------------------------      )
Address of witness             Melbourne.   )
                                            )
                                            )
Director, Research and Development          )
--------------------------------------      )
Occupation of witness                       )




SIGNED by                                   )
as authorized representative for BIOSTAR,   )
INC. in the presence of:                    )
                                            )
                                            )
/s/ Noel T. Doheny                          )
--------------------------------------      )
Signature of witness                        )
                                            )
                                            )
Noel T. Doheny                              )   /s/ Teresa W. Ayers
--------------------------------------      )   --------------------------------
Name of witness (block letters)             )   By executing this Agreement the
                                            )   signatory warrants that the
                                            )   signatory is duly authorized to
                                            )   execute this Agreement on behalf
                                            )   of BIOSTAR, INC.
6650 Lookout Road                           )
Boulder  CO  80503                          )
--------------------------------------      )
Address of witness                          )
                                            )
                                            )
Exec VP Commercial Development              )
--------------------------------------      )
Occupation of witness                       )